    As filed with the Securities and Exchange Commission on August 10, 1998
                                           Registration No. 333-________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              --------------------
                                   GEOCITIES
             (Exact name of registrant as specified in its charter)
                Delaware                                  95-4515867
       (State or other jurisdiction            (IRS Employer Identification No.)
    of incorporation or organization)
          1918 Main Street, Suite 300, Santa Monica, California 90405
              (Address of principal executive offices) (Zip Code)

                           ------------------------
                      GEOCITIES 1998 STOCK INCENTIVE PLAN
                  GEOCITIES 1998 EMPLOYEE STOCK PURCHASE PLAN
          OPTIONS GRANTED TO CERTAIN OFFICERS, DIRECTORS, CONSULTANTS,
          FOUNDERS AND EMPLOYEES UNDER WRITTEN COMPENSATION AGREEMENTS
                           (Full title of the Plans)

                            -----------------------
                               Stephen L. Hansen
              Chief Operating Officer and Chief Financial Officer
                                   GEOCITIES
          1918 Main Street, Suite 300, Santa Monica, California 90405
                    (Name and address of agent for service)
                                 (310) 664-6500
         (Telephone number, including area code, of agent for service)

                           ------------------------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                             Proposed        Proposed
                        Title of                                             Maximum          Maximum
                       Securities                             Amount         Offering        Aggregate        Amount of
                         to be                                 to be          Price          Offering       Registration
                       Registered                          Registered(1)    per Share          Price             Fee
                       ----------                          -------------    ----------       ---------      ------------

GeoCities 1998 Stock Incentive Plan
-----------------------------------

Common Stock, $0.001 par value                                7,021,760     $17.00(2)        $119,369,920   $35,214.13

GeoCities 1998 Employee Stock Purchase Plan
-------------------------------------------

Common Stock, $0.001 par value                                  300,000     $17.00(2)        $5,100,000     $1,504.50

Options Granted to Certain Officers, Directors,
Consultants, Founders and Employees Under Written
Compensation Agreements
-------------------------------------------------

Common Stock, $0.001 par value                                2,604,750     $1.046533256(3)  $2,725,957.50  $804.16


                                                                                Aggregate Filing Fee:  $37,522.79
========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the GeoCities 1998 Stock Incentive Plan, the GeoCities 1998 Employee Stock Purchase Plan and Options Granted to Certain Officers, Directors, Consultants, Founders and Employees Under Written Compensation Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the highest proposed offering price per share of Registrant's Common Stock.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the weighted average exercise price of the outstanding options.

                                    PART II

               Information Required in the Registration Statement



Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     GeoCities (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Registration Statement No. 333-56659 on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on June 12, 1998, together with the amendments thereto on Forms S-1/A, filed with the Commission on July 1, 1998, July 21, 1998 and August 10, 1998;

     (b) The Registrant's prospectus filed with the SEC pursuant to Rule 424(a) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-56659 on Form S-1, in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1997;

     (c) The Registrant's Registration Statement No. 00-24735 on Form 8-A, filed with the SEC on August 4, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Company upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number   Exhibit
--------------   -------

       4         Instruments Defining the Rights of Stockholders.  Reference is
                 made to Registrant's Registration Statement No. 00-24735 on
                 Form 8-A, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
       5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
       23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
       24        Power of Attorney.  Reference is made to page II-4 of this
                 Registration Statement.
       99.1      GeoCities 1998 Stock Incentive Plan.
       99.2      Form of Notice of Grant of Stock Option.
       99.3      Form of Stock Option Agreement.
       99.4      Form of Addendum to Stock Option Agreement (Limited Stock
                 Appreciation Right).
       99.5      Form of Addendum to Stock Option Agreement (Involuntary
                 Termination Following Change In Control).
       99.6      Form of Stock Issuance Agreement.
       99.7      Form of Addendum to Stock Issuance Agreement (Involuntary
                 Termination Following Change In Control).
       99.8      Form of Notice of Automatic Grant (Initial Grant).
       99.9      Form of Notice of Automatic Grant (Annual Grant).
       99.10     Form of Automatic Stock Option Agreement.
       99.11     GeoCities 1998 Employee Stock Purchase Plan.
       99.12     Form of Stock Purchase Agreement.
       99.13     Form of Enrollment/Change Form.
       99.14     Compensation Agreement for David C. Bohnett (600,000 shares).
       99.15     Compensation Agreement for John C. Rezner (200,000 shares).
       99.16     Compensation Agreement for Stanley Newman (100,000 shares).
       99.17     Compensation Agreement for William Bohnett (100,000 shares).
       99.18     Compensation Agreement for James G. Glicker (300,000 shares).
       99.19     Compensation Agreement for Robert K. Kalok (250,000 shares).
       99.20     Form of Compensation Agreement for Employees.

Item 9.  Undertakings
         ------------

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
                                            --------
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Incentive Plan, 1998 Employee Stock Purchase Plan and Options Granted to Certain Officers, Directors, Consultants, Founders and Employees Under Written Compensation Agreements.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 10th day of August, 1998.

                                    GeoCities

                                    By: /s/ Stephen L. Hansen
                                        ---------------------------------
                                        Stephen L. Hansen
                                        Chief Operating Officer and Chief
                                        Financial Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of GeoCities, a Delaware corporation, do hereby constitute and appoint David C. Bohnett and Stephen L. Hansen, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                               Date
---------                  -----                               ----


/s/ Thomas R. Evans        Chief Executive Officer         August 10, 1998
---------------------      and Director
Thomas R. Evans            (Principal Executive Officer)




/s/ Stephen L. Hansen      Chief Operating Officer and
---------------------      Chief Financial Officer         August 10, 1998
Stephen L. Hansen          (Principal Financial and
                           Accounting Officer)

Signature                  Title                               Date
---------                  -----                               ----



/s/ David C. Bohnett       Chairman of the                 August 10, 1998
--------------------       Board of Directors and
David C. Bohnett           Secretary


/s/ Jerry D. Colonna
---------------------
Jerry D. Colonna           Director                        August 10, 1998



/s/ Eric C. Hippeau
---------------------
Eric C. Hippeau            Director                        August 10, 1998



/s/ Harry D. Lambert
---------------------
Harry D. Lambert           Director                        August 10, 1998



/s/ Peter H. Mills
---------------------
Peter H. Mills             Director                        August 10, 1998



---------------------
David S. Wetherell         Director                                 , 1998
                                                           ---------

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                                   GEOCITIES

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number                 Exhibit
--------------                 -------

  4            Instruments Defining the Rights of Stockholders. Reference is
               made to Registrant's Registration Statement No. 00-24735 on Form
               8-A, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
  5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.
  23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
  24           Power of Attorney. Reference is made to page II-4 of this
               Registration Statement.
  99.1         GeoCities 1998 Stock Incentive Plan.
  99.2         Form of Notice of Grant of Stock Option.
  99.3         Form of Stock Option Agreement.
  99.4         Form of Addendum to Stock Option Agreement (Limited Stock
               Appreciation Right).
  99.5         Form of Addendum to Stock Option Agreement (Involuntary
               Termination Following Change In Control).
  99.6         Form of Stock Issuance Agreement.
  99.7         Form of Addendum to Stock Issuance Agreement (Involuntary
               Termination Following Change In Control).
  99.8         Form of Notice of Automatic Grant (Initial Grant).
  99.9         Form of Notice of Automatic Grant (Annual Grant).
  99.10        Form of Automatic Stock Option Agreement.
  99.11        GeoCities 1998 Employee Stock Purchase Plan.
  99.12        Form of Stock Purchase Agreement.
  99.13        Form of Enrollment/Change Form.
  99.14        Compensation Agreement for David C. Bohnett (600,000 shares).
  99.15        Compensation Agreement for John C. Rezner (200,000 shares).
  99.16        Compensation Agreement for Stanley Newman (100,000 shares).
  99.17        Compensation Agreement for William Bohnett (100,000 shares).
  99.18        Compensation Agreement for James G. Glicker (300,000 shares).
  99.19        Compensation Agreement for Robert K. Kalok (250,000 shares).
  99.20        Form of Compensation Agreement for Employees.